                                                                   EXHIBIT 10.13

                   [OMNIBUS FORM OF INSIDER LETTER AGREEMENT]

[_______] [__], 2006

Granahan McCourt Acquisition Corporation
179 Stony Brook Road
Hopewell, NJ 08525

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005

Re: INITIAL PUBLIC OFFERING

Ladies and Gentlemen:

     This letter is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") entered into by and between Granahan McCourt Acquisition Corporation, a Delaware corporation (the "Company"), and Deutsche Bank Securities Inc. (the "Underwriter"), relating to an underwritten initial public offering (the "IPO") of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant, which is exercisable for one share of Common Stock (a "Warrant"). Certain capitalized terms used herein are defined in paragraph 12 hereof.

     In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

     1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the aggregate of the holders of the IPO Shares and Private Placement Shares. For clarity, the undersigned may vote IPO Shares (including such shares purchased by the undersigned in the aftermarket) [or Private Placement Shares](1) owned by the undersigned in any manner that the undersigned chooses.

     2. (i) [In the event that the Company fails to consummate a Business Combination within (a) 18 months after the consummation of the IPO, unless a letter of intent, agreement in principle or definitive agreement has been executed with respect to a Business Combination within such 18 month period, (an 18-Month Execution Failure") or (b) 24 months after the consummation of the IPO, if a letter of intent, agreement in principle or definitive agreement has been executed with respect to a Business Combination within 18 months from the consummation

----------
(1) References to private placement shares will appear only in the agreement executed by David C. McCourt.

of the IPO but the Business Combination has not been consummated within such 18 month period ("24-Month Transaction Failure") (the date of the first such failure to occur being the "Transaction Failure Date"), the undersigned will take all reasonable actions within the undersigned's power and as permitted under applicable laws to (1) within a reasonable time prior to the expiration of such 18 or 24 month period, as the case may be, adopt and vote to recommend to the Company's stockholders a specific plan of dissolution and liquidation to be included in a proxy statement to seek stockholder approval for such plan of dissolution and liquidation in the event that the Company fails to so consummate a Business Combination within such 18- or 24-month period, as the case may be,
(2) cause to be prepared a preliminary proxy statement that sets forth such plan of dissolution and liquidation and recommends that the Company's stockholders approve such plan, (3) not later than fifteen (15) days after the expiration of such 18 or 24 month period, as the case may be, adopt a resolution pursuant to
Section 275(a) of the Delaware General Corporation Law finding the dissolution of the Company advisable and provide such notices to the Company's stockholders as are required by Section 275(a) as promptly thereafter as possible and (4) take such other actions in connection with the liquidation of the Company as are required by the Company's certificate of incorporation and bylaws.](2) In the event of an 18-Month Execution Failure or 24-Month Transaction Failure, as the case may be, the undersigned will take all reasonable actions within the undersigned's power and as permitted under applicable laws to (x) cause the preliminary proxy statement setting forth the specific plan of dissolution and liquidation approved by the Company's board of directors to be filed with the Securities and Exchange Commission (the "SEC") promptly after the expiration of the 18- or 24-month period, as the case may be, AND (y) cause a meeting of the Company's stockholders to consider such plan of dissolution and liquidation to be held. The undersigned will vote all shares of Common Stock, including Insider Shares[, Private Placement Shares](3) and IPO Shares, owned directly or indirectly by the undersigned in favor of such plan of dissolution and liquidation.

          (ii) In the event that the Company's stockholders approve a plan of dissolution and liquidation in connection with an 18-Month Execution Failure or 24-Month Transaction Failure, as the case may be, the undersigned will take all reasonable actions within the undersigned's power and as permitted under applicable laws to (i) cause the Trust Fund to be liquidated and, after paying or reserving for payment the Company's liabilities, distributed to the holders of the IPO Shares as soon as practicable but in no event later than 60 (sixty) calendar days after the Transaction Failure Date and (ii) cause the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the "Liquidation Date"). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Fund as a result of such distribution, or to any other amounts distributed in connection with a liquidating distribution of the Company including with respect to the undersigned's Insider Shares [and Private Placement Shares](4) but other than with respect to any IPO Shares owned by the undersigned ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund

----------
(2) This section of the agreement will appear only in the agreements executed by the directors of the Company.

(3) References to private placement shares will appear only in the agreement executed by David C. McCourt.

(4) References to private placement shares will appear only in the agreement executed by David C. McCourt.

for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Fund, or any other amounts distributed by the Company in connection with a liquidating distribution, received by the undersigned in respect of such person's Insider Shares [and Private Placement Shares].(5)

     3. [INTENTIONALLY OMITTED.](6) [Subsequent to the Transaction Failure Date, the undersigned agrees to indemnify and hold harmless the Company, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of (i) any claim by any vendor or service provider who is owed money by the Company for services rendered or products sold to the Company, or (ii) any claim by any acquisition target, but in each case only to the extent (a) such vendor, service provider, or acquisition target has not executed a waiver of rights or claims to the Trust Fund, and (b) necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (or, in the event that such claim arises after the distribution of the Trust Fund, to the extent necessary to ensure that the Company's former stockholders are not liable for any amount of such loss, liability, claim, damage or expense). For avoidance of doubt, the foregoing indemnification obligation of the undersigned shall not apply to claims under the Company's indemnification of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act of 1933. In the event the Company's assets held outside the Trust Fund are insufficient to pay the costs and expenses of dissolution and liquidation of the Company, the undersigned agrees to indemnify and hold harmless the Company against such additional costs and expenses of dissolution and liquidation, excluding any special, indirect or consequential costs or expenses, such as litigation pertaining to the Company's dissolution and liquidation.](7)

     4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any business opportunity that may be reasonably required to be presented to the Company under Delaware law, until the earlier of a Business Combination, Liquidation Date, and such time as the undersigned ceases to be an officer or director of the Company; PROVIDED, HOWEVER, that the presentation of such opportunities to the Company shall in each case be subject to any pre-existing fiduciary and contractual obligation of the undersigned.

     5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with an entity that is affiliated with any Insider or any of their respective affiliates unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company's stockholders from a financial point of view.

----------
(5) References to private placement shares will appear only in the agreement executed by David C. McCourt.

(6) This section of the agreement will appear in the agreements other than the one executed by David C. McCourt.

(7) This section of the agreement will appear only in the agreement executed by David C. McCourt.

     6. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, and will not accept, from the Company any compensation, including payments to related parties of the existing stockholders for performing due diligence or for services rendered to the Company prior to or in connection with the consummation of the Business Combination, PROVIDED that commencing on the effective date (the "Effective Date") of the registration statement (the "Registration Statement") relating to the IPO, Granahan McCourt Capital, LLC ("Related Party") shall be allowed to charge the Company $10,000 per month to compensate it for the Company's use of Related Party's offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for the undersigned's reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination, provided that such reimbursement has been approved by the board of directors of the Company.

     7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive, or accept, a finder's fee or any other compensation from the Company or any other entity or person in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination except as described in the Registration Statement.

     8. [INTENTIONALLY OMITTED.](8) [The undersigned hereby agrees that, on a date that is within the five-day period following the date that is 30 days after the date of the Underwriting Agreement or, if earlier, the date the Underwriter terminates its Over-allotment Option pursuant to the terms of the Underwriting Agreement, the undersigned will promptly sell to the Company, and the Company shall repurchase from the undersigned, at the price per share of $0.000445 in cash, the number of shares of Common Stock determined by multiplying (i) 585,938 by (ii) a fraction, the numerator of which is (A) 2,343,750 minus (B) the number of shares of Common Stock purchased by the Underwriter upon the exercise of its Over-allotment Option (as defined in the Underwriting Agreement) and the denominator of which is 2,343,750.](9)

     9. The undersigned agrees to serve as [President, Chairman and Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer, or as a member of the Board of Directors of the Company](10) until the earlier of the consummation by the Company of a Business Combination or the Liquidation Date; PROVIDED, however, that nothing herein shall be construed as providing a right of the undersigned to maintain any position if removed by proper corporate action. The undersigned's biographical information furnished to the Company and the Underwriter and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's completed questionnaires furnished to the Company and the Underwriter and attached hereto as Exhibit B are true and accurate in all material respects. The undersigned represents and warrants that:

----------
(8) This section of the agreement will appear in the agreements other than the one executed by David C. McCourt.

(9) This section of the agreement will appear only in the agreement executed by David C. McCourt.

(10) This section will reflect the relationship of the insider to the company, as applicable.

          (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

          (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

     10. The undersigned shall not (x) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in that certain Registration Rights Agreement dated as of the date hereof pertaining to the Insider Shares of the undersigned, file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Insider Shares, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Insider Shares, whether any such transaction is to be settled by delivery of shares of Common Stock, in cash or otherwise, or (z) publicly announce an intention to effect any transaction specified in clause (x) or (y) until the later of (a) the first anniversary of the Effective Date and (b) the consummation of an initial Business Combination (the "Lock-Up Period"). Notwithstanding the foregoing, the undersigned may transfer the undersigned's Insider Shares during the applicable Lock-Up Period (i) by gift to a member of the undersigned's immediate family or to a trust, the beneficiary of which is a member of the undersigned's immediate family, an affiliate of the undersigned or to a charitable organization, (ii) by virtue of the laws of descent and distribution upon death of the undersigned, (iii) to other officers or directors of the Company, (iv) pursuant to a qualified domestic relations order, or (v) in the event of a dissolution of the Company prior to a Business Combination or the consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company's consummating a Business Combination with a target business; PROVIDED, HOWEVER, that the permissive transfers pursuant to clauses (i) -- (iv) may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement. During the applicable Lock-Up Period, the undersigned shall not grant a security interest in the undersigned's Insider Shares.

     11. The undersigned has full right and power, without violating any agreement by which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement, serve as [President, Chairman and Chief Executive Officer, Chief Financial Officer, Chief Administrative

Officer or as a member of the Board of Directors of the Company](11) and hereby consents to being named in the registration statement as such.

     12. As used herein, (i) a "Business Combination" shall mean the initial acquisition of one or more assets or operating businesses in the telecommunications and media industries selected by the Company through a merger, capital stock exchange, asset or stock acquisition or other similar business combination; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock owned by an Insider prior to the IPO [other than Private Placement Shares](12) (and shall include any shares of Common Stock issued as dividends with respect to such shares);
(iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO; (v) [Private Placement Shares" shall mean the 187,500 shares of Common Stock underlying the 187,500 Units that David C. McCourt has agreed to purchase in the private placement to occur concurrently with the IPO; and
(vi)](13) "Trust Fund" shall mean the Trust Account established under that certain Investment Management Trust Agreement, dated as of the date hereof, between the Company and Continental Stock Transfer & Trust Company.

     13. The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriter a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

     14. This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of the Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination[, and provided further that Section 3 of this agreement shall survive a termination pursuant to clause (ii)](14).

     15. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

     16. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

----------
(11) This section will reflect the relationship of the insider to the company, as applicable.

(12) References to private placement shares will appear only in the agreement executed by David C. McCourt.

(13) References to private placement shares will appear only in the agreement executed by David C. McCourt.

(14) This provision of the agreement will appear only in the agreement executed by David C. McCourt.

                                        ________________________________________
                                        [Name of Current Stockholder]

Accepted and agreed:

GRANAHAN MCCOURT ACQUISITION CORPORATION


By: _________________________________
Name: David C. McCourt
Title: President and Chief Executive Officer


DEUTSCHE BANK SECURITIES INC.


By: _________________________________
Name:
Its:

                                                                       EXHIBIT A

                            BIOGRAPHICAL INFORMATION

                                                                       EXHIBIT B

                   QUESTIONNAIRES FURNISHED TO THE STOCKHOLDER